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                         COMMON STOCK PURCHASE AGREEMENT


     THIS COMMON STOCK PURCHASE AGREEMENT dated as of September 30, 1998 (the "AGREEMENT") is entered into by and between SPACE APPLICATIONS CORPORATION, a California corporation ("SAC") and SUMMIT AVIATION, INC., a California corporation ("PURCHASER").


                                R E C I T A L S:

     A. SAC desires to sell to Purchaser all of its right, title and interest in its 4,500 shares of Common Stock of Savant Corporation, a Maryland corporation ("SAVANT") representing all the shares of Common Stock of Savant owned by SAC; and

     B. Purchaser desires to purchase the Shares on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, SAC and Purchaser agree as follows:

1.   PURCHASE AND SALE OF SHARES.
     ----------------------------

     (a) SALE OF SHARES. Subject to the terms and conditions herein stated, SAC agrees to sell, assign, transfer and deliver to Purchaser on the Closing Date, and Purchaser agrees to purchase from SAC on the Closing Date, four thousand five hundred (4,500) shares (the "SHARES") of Savant Common Stock owned by SAC. The certificate(s) representing the Shares shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank by SAC. SAC agrees to cure any deficiencies with respect to the endorsement of the certificates representing the Shares owned by SAC or with respect to the stock power accompanying any such certificate(s).

     (b) PRICE. In consideration for the purchase by Purchaser of the Shares, Purchaser shall pay to SAC on the Closing Date an aggregate of One Million Eight Hundred Thousand Dollars ($1,800,000) (the "PURCHASE PRICE") as follows:

          (i)  $180,000 in cash; and

          (ii) $1,620,000 by guaranteed promissory note (the "NOTE") payable to the order of SAC.

     (c) CONTINGENT PAYMENT AND NOTE ACCELERATION ON SUBSEQUENT SALE. In addition to the Purchase Price, if substantially all the assets of Savant are sold or if fifty percent (50%) or more of the Shares are sold or exchanged in a merger or other reorganization ("SALE TRANSACTION"):

          (i) within six (6) months of the date first set forth above, Purchaser shall pay to SAC an amount equal to fifty percent (50%) of (A) any amount paid for the Shares or (B) received or to be received as a result of ownership of the Shares, with respect to such Sale Transaction, in excess of the Purchase Price ("EXCESS PROCEEDS");




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          (ii) after six (6) month, but within twelve (12) months of the date first set forth above, Purchaser shall pay to SAC an amount equal to twenty-five percent (25%) of any Excess Proceeds;

          (iii) any additional consideration payable to SAC pursuant to SECTIONS 1(c)(i) OR (ii) as a result of such Sale Transaction shall be paid by Purchaser at such time as Excess Proceeds are actually received by Purchaser. In the event that payment is received in-kind, the fair market value of such in-kind payment shall be used to determine the amounts owing pursuant to this SECTION 1(c) and all amounts due and owing to SAC shall be paid in cash regardless whether or not Purchaser receives an in-kind payment in connection with such Sale Transaction;

          (iv) the Note shall become immediately due and payable upon the closing of a Sale Transaction resulting in a payment obligation to Purchaser equal to or greater in value than the original principal balance of the Note.

     (d) CLOSING. The purchase and sale of the Shares shall take place at 10:00 a.m. at the offices of Rutan & Tucker, LLP, 611 Anton Boulevard, Suite 1400, Costa Mesa, California 92626 on September __, 1998. Such time and date are herein referred to as the "CLOSING DATE."


2. REPRESENTATIONS OF SAC.
   -----------------------

     SAC represents, warrants and agrees as follows:

     (a) OWNERSHIP OF STOCK. SAC is the lawful owner of the Shares free and clear of all liens, encumbrances, restrictions and claims of every kind; SAC has full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey the Shares so owned by SAC pursuant to this Agreement; the delivery to Purchaser of the Shares pursuant to the provisions of this Agreement will transfer to Purchaser valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind. The Shares represent all of SAC's ownership of equity interest of any kind whatsoever in Savant.

     (b) EXISTENCE AND GOOD STANDING. SAC is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

     (c) CAPITAL STOCK OF SAVANT. To SAC's knowledge, Savant has an authorized capitalization consisting of 20,000 shares of common stock, $.01 par value per share, of which, 10,062 shares are issued and outstanding; all of such outstanding shares have been duly authorized and validly issued and are fully


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paid and nonassessable. To SAC's knowledge, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of SAC, other than as contemplated by this Agreement.


3.   INVESTMENT REPRESENTATIONS.
     ---------------------------

     In connection with the sale of the Shares hereunder, Purchaser hereby represents and warrants to, and agrees with, SAC as follows:

     (a) It is purchasing and will hold the Shares for investment for its account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT").

     (b) It understands that the Shares have not been registered under the Securities Act by reason of a specified exemption therefrom, and that the Shares must be held indefinitely unless (i) subsequently registered under the Securities Act, (ii) it can transfer the Shares in compliance with Rule 144, promulgated under the Securities Act (as described below), or (iii) it obtains an opinion of counsel, in form and substance satisfactory to SAC and its counsel, that such registration is not required. Purchaser further acknowledges and understands that SAC is under no obligation to register the Shares.

     (c) It is aware of Rule 144, promulgated under the Securities Act, which permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions.

     (d) It will not sell, transfer or otherwise dispose of the Shares in violation of the Securities Act, the Securities and Exchange Act of 1934, as amended, or the rules of the Commission promulgated thereunder, including Rule 144 of the Securities Act.

     (e) It represents that it has had the opportunity to ask questions concerning Savant's business and financial condition and to obtain any information which he considered necessary to make an informed investment decision with respect to the purchase of the Shares. It has such knowledge and experience in financial and business matters as to make him capable of utilizing said information to evaluate the risks of the prospective investment and to make an informed investment decision. It has discussed Savant's business, financial condition and future plans, as well as the terms and conditions of the issuance and sale of the Shares, with an officer of Savant's and has received satisfactory answers to all questions.

     (f) It is aware that his investment in Savant is a speculative investment which has limited liquidity and is subject to the risk of complete loss. It is able, without impairing his financial condition, to hold the Shares for an indefinite period and to suffer a complete loss of its investment in the Shares.


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4.   LEGEND.
     -------

     All certificates representing any shares of stock may be imprinted with a legend appropriate under the applicable federal securities laws or the securities laws of any state.


5.   FURTHER ASSURANCES.
     -------------------

     The parties agree to execute such further instruments and to take such further action as may be necessary or appropriate to carry out the provisions of this Agreement.


6.   NOTICES.
     --------

     Any notice or other communication provided for herein to be sent to any party under this Agreement shall be dated and in writing and shall be deemed to have been duly given (i) if to be delivered to an address in the United States, on the third day after deposit in the United States mail, first class postage prepaid, and addressed as provided below, (ii) if to be delivered at an address outside of the United States, on the tenth day after deposit in the United States mail, airmail postage prepaid, and addressed as provided below, or (iii) if to be delivered by means of personal delivery, telex, telecopy or other electronic facsimile transmission, on the day after such personal delivery of transmission of the telex, telecopy or other electronic facsimile transmission. Such notice shall be addressed and directed as follows:

     If to SAC at:            Space Applications Corporation
                              c/o SM&A Corporation
                              4695 MacArthur Blvd, Eighth Floor
                              Newport Beach, CA  92660
                              Attn: Chief Financial Officer

     If to the Purchaser at:  Summit Aviation, Inc.
                              5 Summit
                              Irvine, CA 92612
                              Attn: President


7.   ASSIGNMENTS.
     ------------

     No party may assign any of its rights under this Agreement without the written consent of the other party hereto. This Agreement shall inure to the benefit of the successors and assignees of SAC and Purchaser.


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8.   ENTIRE AGREEMENT.
     -----------------

     This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.


9.   AMENDMENTS, ETC.
     ----------------

     Except as otherwise expressly provided herein, this Agreement or any provision hereof may be amended, waived, discharged or terminated only by a statement in writing signed by the party against whom it is sought to be enforced.


10.  GOVERNING LAW.
     --------------

     This Agreement shall be governed by and construed under the laws of the State of California.


11.  COUNTERPARTS.
     -------------

     This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

     SAC:                     SPACE APPLICATIONS CORPORATION,
                              a California corporation


                              By: /s/ Kenneth w. Colbaugh
                                 -----------------------------------
                                 Its: EVP
                                     -------------------------------



     PURCHASER:               SUMMIT AVIATION, INC.,
                              a California corporation


                              By: /s/ Steven S. Myers
                                 -----------------------------------
                                 Its: President
                                     -------------------------------


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